Exhibit 99.2

GAMCO INVESTORS, INC.

SPECIAL DIVIDEND OF
GAMCO INVESTORS, INC.

This document is being provided to stockholders of GAMCO Investors, Inc. (a corporation that we refer to as “GAMCO,” “we”, “our”, or “us”) in connection with the payment to its common stockholders of an approximately $109 million special dividend (the “Distribution”). The Distribution will be $4.00 per share of Class A common stock, $.001 par value per share, and Class B common stock, $.001 par value per share, of GAMCO (collectively, the “Common Stock”) (less any applicable withholding tax), payable $0.80 in cash and $3.20 in principal amount of GAMCO’s 0% subordinated debentures due 2015 (“Debentures”).

The Distribution will be made as of December 31, 2010 (the “Distribution Date”) to stockholders of record on December 15, 2010. Because Debentures will only be issued in $100 denominations and integral multiples thereof, you will be paid cash in lieu of the fractional Debentures which you would otherwise be entitled to receive in the Distribution. You are not required to make any payment in order to receive the cash or Debentures of GAMCO to which you are entitled as part of the Distribution and you will not be required to surrender or exchange your GAMCO Common Stock in order to receive the cash or Debentures of GAMCO.

There is currently no public market for our Debentures.

Dated November 29, 2010

QUESTIONS AND ANSWERS REGARDING THE SPECIAL DIVIDEND

Q:	What will I receive as part of the Distribution?

A:
You will receive a $4.00 special dividend (less any applicable withholding tax), consisting of $0.80 in cash and $3.20 in principal amount of our 0% subordinated debentures due 2015 (the “Debentures”), for every share of Common Stock that you own of record as of December 15, 2010. Debentures will only be issued in denominations of $100 and integral multiples thereof. Fractional interests in Debentures will be paid in cash in lieu of Debentures.

The Distribution will not change the number of shares of Common Stock of GAMCO that you own and sales of Debentures by you will not reduce your equity interest in GAMCO. Upon completion of the Distribution, you will continue to own shares of GAMCO common stock (NYSE: GBL).

Q:	Why are we making the Distribution?

A:
In declaring the special dividend, our board considered many factors, and concluded that GAMCO was over-capitalized as a result of our operating results. By recapitalizing GAMCO through the Distribution, we are returning to our stockholders the significant value that has accumulated from recent years’ operations.  After the Distribution, we expect to have adequate financial resources to meet ordinary capital expenditure, working capital and operating requirements, although from time to time additional borrowings may be necessary.

Q:	Are the Debentures redeemable?

A:
The Debentures will be redeemable at the option of our company, in whole or in part, at any time or from time to time, at a redemption price equal to 100% of the principal amount of the Debentures to be redeemed.

Q:	What will be the impact of the Distribution on our Common Stock price?

A:
To the extent that the value of the Distribution is reflected in our share price, after the stock begins trading “ex-dividend” the price of our shares of Common Stock may decline by an amount reflecting primarily the market’s evaluation of the components of the Distribution.

Q:	When is the “Ex-Dividend Date”?

A:
Our shares will trade “ex-dividend” starting on December 13, 2010.  If you purchase our shares on or after the ex-dividend date, you will not receive the Distribution. Instead, the seller will receive the Distribution.

Q:	Will GAMCO’s dividend policy change as a result of the Distribution?

A:
We currently pay a regular quarterly dividend of US$0.03 per share of Common Stock, which is equivalent to an annual rate of US$0.12 per share of our Common Stock. Our board of directors, in its sole discretion, will be responsible for determining our dividend rate and policy after the Distribution. Future dividends will depend upon, among other things, our results of operations, cash requirements and surplus, financial condition and other factors that our board of directors considers relevant. We have historically sought to return 40% of our earnings to shareholders through the combination of dividends and stock repurchases.

Q:	Will United States stockholders be taxed as a result of the Distribution?

A:
Yes. The Distribution will be includible in taxable income as a dividend to the extent of the lesser of (i) the sum of the cash and the fair market value of the Debentures and (ii) an allocable share of our current or accumulated earnings and profits, computed as of the completion of our fiscal year ending December 31, 2010. We expect that the entire Distribution will be taxable as dividend income. We will send out, on a timely basis, Forms 1099 which will indicate the amount of dividend income received.

A holder of our common stock who is a United States resident individual should be entitled to treat any portion of the Distribution that is taxable as a dividend as “qualified dividend income,” which is subject to tax at the rates generally applicable to long-term capital gains for individuals (currently at a maximum rate of 15%), provided that the individual receiving the dividend satisfies certain holding period and other requirements. Dividends treated as “qualified dividend income” are not actually treated as capital gains, however, and thus are not included in the computation of an individual's net capital gain and generally cannot be used to offset capital losses.

Q:	If you are a non-resident alien stockholder, will you be taxed as a result of the Distribution?

A:
Yes. On the Distribution there will be United States withholding. The rate of withholding will be 30% (unless modified by an Income Tax Treaty). You should consult with your tax advisor on the foreign tax implications of the Distribution.

Q:	Will the Debentures be issued with original issue discount for U.S. Federal income tax purposes?

A:	Yes.

United States Holders

The Debentures will be treated as issued with original issue discount (“OID”). In general, a debt instrument is treated as having OID to the extent its “stated redemption price at maturity” exceeds its “issue price” by more than a de minimis amount. The “stated redemption price at maturity” of a Debenture will be its principal amount. The “issue price” of the Debentures will depend upon whether they are traded on an “established securities market.” Although it is expected that the Debentures will be so traded, it cannot be determined at this time. If the Debentures are not deemed to be traded on an established securities market, the issue price of the Debentures will be their imputed principal amount. The imputed principal amount is the sum of the present value of all payments due under the Debentures, discounting future payments at the “applicable federal rate” (which, for November 2010 is 1.58%).  If the Debentures are deemed to be traded on an established securities market, their "issue price" is equal to their fair market value.

A holder generally will be required to accrue the OID and include such amount in gross income as interest over the term of the Debentures based on the constant yield method.

Non-United States Holders

We believe the terms of the Debentures meet the requirements for registration under the portfolio debt exemption so that there should be no United States withholding tax on OID to holders of the Debentures who (i) are nonresident alien individuals, foreign corporations or foreign estates or trusts, (ii) have filed the appropriate forms and (iii) hold less than 10% of the voting stock of our company. You should consult with your tax advisor on the non-U.S. tax implications of receiving United States source interest income.

Q:	What do you have to do to participate in the Distribution?

A:
If you are a stockholder of our company, you do not need to do anything to participate in the Distribution and no proxy or vote is required to participate. You are not required to mail in any certificates representing your common stock in order to participate in the Distribution and should not do so.

Q:	How will we distribute the Debentures to you?

A:
If you are a registered holder of our shares of Common Stock as of the close of business on December 15, 2010, our paying agent and trustee, Computershare, will deliver to you a definitive certificate for the principal amount of Debentures to which you are entitled.

If you hold your GAMCO Common Stock through a stockbroker, bank or other nominee, you are probably not a registered stockholder of record and the manner in which you will receive the Debentures to which you are entitled depends upon your arrangements with the stockbroker, bank or other nominee that holds your shares of Common Stock. We expect that stockbrokers and banks generally will credit their customers' accounts with the Debentures on or after the Distribution Date, but you will have to confirm that with your stockbroker, bank or other nominee.

Q:	What about fractional Debentures?

A:
No certificates or interests representing Debentures in denominations of less than $100 will be issued as part of the Distribution. If you are the registered holder of a number of shares of Common Stock that does not entitle you to $100 aggregate principal amount of Debentures, or an integral multiple thereof, you will receive cash for the fractional portion of the Debentures you would have otherwise been entitled to receive in addition to any whole Debentures you are entitled to receive.

Q:	Will the Debentures trade on a stock exchange?

A:
The Debentures will not be listed on an exchange; they are expected to trade in the over-the-counter market. There is currently no public market for the Debentures and we cannot, therefore, assure you as to the prices at which trading in the Debentures will occur. Unless and until the Debentures are fully distributed and an orderly trading market develops, the prices at which trading in the Debentures occurs may fluctuate significantly. The prices at which the Debentures trade will be determined by the marketplace and may be influenced by many factors. We cannot assure you that an active trading market in the Debentures will develop or be sustained in the future.

Q:	When will you be able to buy and sell the Debentures?

A:	We expect that trading of the Debentures will begin on the day after the Distribution Date.

Q:	Will you still be able to buy and sell shares of GAMCO Common Stock before and after the Distribution Date?

A:           Yes. Our Common Stock will continue to trade on the NYSE under the symbol “GBL”.

Q:	Who will be the Distribution Agent for the Distribution?

A:
Computershare, will be responsible for the cash payment of $0.80 to registered stockholders and will make any cash payments in lieu of fractional Debentures. Computershare will be responsible for distributing Debentures in denominations of $100 and integral multiples thereof, to our registered stockholders who are entitled to receive Debentures.

Q:	Who will be the Trustee for the Debentures after the Distribution?

A:           Computershare will be the trustee for the Debentures after the Distribution.

Q:	Whom should you contact for further information on the Distribution?

A:
If you have questions about the Distribution, or if you would like copies of this document, you should contact Christopher Michailoff in writing at GAMCO Investors, Inc., One Corporate Center, Rye, NY 10580-1422, or at (914) 921-5000.

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SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

Our disclosure and analysis in this question and answer document contain some forward-looking statements. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements because they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning. They also appear in any discussion of future operating or financial performance. In particular, these include statements relating to future actions, future performance of our products, expenses, the outcome of any legal proceedings, and financial results. Although we believe that we are basing our expectations and beliefs on reasonable assumptions within the bounds of what we currently know about our business and operations, there can be no assurance that our actual results will not differ materially from what we expect or believe. Some of the factors that could cause our actual results to differ from our expectations or beliefs include, without limitation: the adverse effect from a decline in the securities markets; a decline in the performance of our products; a general downturn in the economy; changes in government policy or regulation; changes in our ability to attract or retain key employees; and unforeseen costs and other effects related to legal proceedings or investigations of governmental and self-regulatory organizations. We also direct your attention to any more specific discussions of risk contained in our Form 10-K and other public filings. We are providing these statements as permitted by the Private Litigation Reform Act of 1995. We do not undertake to update publicly any forward-looking statements if we subsequently learn that we are unlikely to achieve our expectations or if we receive any additional information relating to the subject matters of our forward-looking statements.